EXHIBIT 10.27




                                   GUARANTY

            This GUARANTY (this "GUARANTY") is made as of this 1st day of April, 2008, by Southern Texas Oil Company, a Texas corporation, STO Operating Company, a Texas corporation formerly known as Leexus Operating Company, STO Properties LLC, a Texas limited liability company, and STO Drilling Company, a Texas corporation, (each such entity, together with each other entity that becomes a party to this Guaranty, is referred to individually as a "GUARANTOR" and collectively as the "GUARANTORS") in favor of Viking Asset Management, LLC, a California limited liability company ("COLLATERAL AGENT"), in its capacity as collateral agent for and successor lienholder to The Longview Fund, L.P., a California limited partnership ("Longview") and Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership ("Marquis"; Marquis, together with Longview, are referred to collectively herein as the "BUYERS"), under each of the Company Security Agreement and the Subsidiary Security Agreement (each as defined below).

      A. WHEREAS, pursuant to that certain Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of the Purchase Agreement (as defined below), the "ORIGINAL LOAN AGREEMENT"), dated January 31, 2007, between South Texas Oil Company, a Nevada corporation ("COMPANY"), and Longview, Company initially had the right to borrow from Longview an aggregate amount not to exceed $15,000,000, which obligation was represented by that certain Revolving Credit Note (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of the Purchase Agreement, the "REVOLVING NOTE"), dated January 31, 2007, issued by the Company in favor of Longview in connection with the Original Loan Agreement;

      B. WHEREAS, Company and Longview entered into that certain Security Agreement (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of this Agreement, the "COMPANY SECURITY AGREEMENT"), dated as of January 31, 2007, pursuant to which the Company granted to Longview a security interest in the collateral described therein, on the terms and conditions more specifically set forth therein;

      C. WHEREAS, Company and Longview entered into that certain First Amendment to Loan Agreement and Revolving Credit Note (the "FIRST AMENDMENT"), dated as of September 25, 2007, pursuant to which (i) Company and Longview agreed to amend and restate the Original Loan Agreement and the Revolving Note to increase the aggregate amount that Company was entitled to borrow from Longview (subject to the terms and conditions of the Original Loan Agreement), and the principal amount of the Revolving Note, to $30,000,000, and (ii) Debtors agreed to enter into, as applicable, (a) a guaranty of all obligations, liabilities and indebtedness of Company under the Original Loan Agreement and the Revolving Note (as amended, restated supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTY" and the guarantees under the Subsidiary Guaranty, including any such guarantee added after the date hereof, the "GUARANTEES"), and (b) security and pledge agreements and such other documents and instruments as were necessary to provide Secured Party, for the benefit of itself and the Buyers, with a valid, perfected, first priority security interest in substantially all of the assets of Company and each of the other Debtors;

      D. WHEREAS, as required by the First Amendment, prior to the date hereof, the Debtors (other than Company) and Longview executed and delivered a Security Agreement (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of this Agreement, the "SUBSIDIARY SECURITY AGREEMENT"; together with the Company Security Agreement, the "ORIGINAL SECURITY AGREEMENTS"), pursuant to which the Debtors (other than Company) have provided to Longview perfected, first priority security interests in substantially all of the assets of such Debtors;

      E. WHEREAS, prior to the date hereof, Marquis acquired an interest in, and became party to, the Original Loan Agreement, Original Security Agreements and certain other related documents;

      F.    WHEREAS,  Company   and   Buyers have  entered  into  that  certain
Securities Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"), pursuant to which, among other things, (i) Company and Buyers are amending and restating in its entirety the Original Loan Agreement, (ii) Company is issuing to Buyers the Initial Notes (as defined in the Purchase Agreement) in replacement of, and as an amendment and restatement in the entirety of, the Revolving Note, and (iii) Company may from time to time, in accordance with the terms of the Purchase Agreement, issue Additional Notes (as defined in the Purchase Agreement) to the Buyers (the Revolving Note, Initial Notes and the Additional Notes are referred to herein collectively as the "NOTES");

      G. Pursuant to an Amended and Restated Security Agreement of even date herewith (as same may be amended, restated, modified or supplemented and in effect from time to time, the "SECURITY AGREEMENT") among the Guarantors and Collateral Agent, the Guarantors have granted the Collateral Agent, for the benefit of the Buyers, a first priority security interest in, lien upon and pledge of each of their rights in the Collateral (as defined in the Security Agreement).

      H. The Guarantors are direct or indirect subsidiaries or affiliates of Company and, as such, will derive substantial benefit and advantage from the funds received from the sale of the Notes, and it will be to each Guarantor's direct interest and economic benefit to assist the Company in procuring such funds.

            NOW, THEREFORE, for and in consideration of the premises and in order to induce Buyers to purchase the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows:

            1. Definitions: Capitalized terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. In addition, as used herein:

            "Obligations" shall have the meaning set forth in the Security Agreement.

            "Bankruptcy Code" shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. {section}101, et seq.), as amended and in effect from time to time thereunder.

            2. Guaranty of Payment.

                  (a) Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the full and prompt payment and performance to Collateral Agent, for the benefit of Buyers, when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all of the Obligations.

                  (b) Each Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above, as well as any commitment to lend, extension of credit or other financial accommodation, whether heretofore or hereafter made by Collateral Agent to the Company; any extension, renewal or replacement of any of the Obligations; any forbearance with respect to any of the Obligations or otherwise; any cancellation of an existing guaranty; any purchase of any of the Company's assets by any Collateral Agent; or any other valuable consideration.

                  (c) Each Guarantor agrees that all payments under this Guaranty shall be made in United States currency and in the same manner as provided for the Obligations.

                  (d) Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any interests, liens and security interests granted by Guarantors as security for this Guaranty, not constitute a "Fraudulent Conveyance" (as defined below) in the event that this Guaranty or such interest is subject to the Bankruptcy Code or any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state. Consequently, Guarantors and Collateral Agent agree that if this Guaranty, or any such interests, liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such interest, lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "FRAUDULENT CONVEYANCE" means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, as in effect from time to time.

            3. Costs and Expenses.

            Each Guarantor, jointly and severally, agrees to pay on demand, all costs and expenses of every kind incurred by the Collateral Agent: (a) in enforcing this Guaranty, (b) in collecting any of the Obligations from the Company or any Guarantor, (c) in realizing upon or protecting any collateral for this Guaranty or for payment of any of the Obligations, and (d) in connection with any amendment of, modification to, waiver or forbearance granted under, or enforcement or administration of any Transaction Document or for any other purpose in connection with any Transaction Document to the extent Company or any Guarantor has an obligation to reimburse the Collateral Agent for same pursuant to the terms thereof. The term "COSTS AND EXPENSES" as used in the preceding sentence shall include, without limitation, reasonable attorneys' fees incurred by any Collateral Agent in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

            4. Nature of Guaranty: Continuing, Absolute and Unconditional.

                  (a) This Guaranty is and is intended to be a continuing guaranty of payment of the Obligations, and not of collectibility, and is and is intended to be independent of and in addition to any other guaranty, indorsement, collateral or other agreement held by Collateral Agent therefor or with respect thereto, whether or not furnished by a Guarantor. Collateral Agent shall not be required to prosecute collection, enforcement or other remedies against Company, any other Guarantor or guarantor of the Obligations or any other person or entity, or to enforce or resort to any of the Collateral or other rights or remedies pertaining thereto, before calling on a Guarantor for payment. The obligations of each Guarantor to repay the Obligations hereunder shall be unconditional. Each Guarantor shall have no right of subrogation with respect to any payments made by any Guarantor hereunder until the termination of this Guaranty in accordance with Section 8 below, and hereby waives any benefit of, and any right to participate in, any security or collateral given to Collateral Agent to secure payment of the Obligations, and each Guarantor agrees that it will not take any action to enforce any obligations of the Company to any Guarantor prior to the Obligations being finally and irrevocably paid in full in cash, provided that, in the event of the bankruptcy or insolvency of the
      Company, Collateral Agent shall be entitled notwithstanding the foregoing, to file in the name of any Guarantor or in its own name a claim for any and all indebtedness owing to a Guarantor by the Company (exclusive of this Guaranty), vote such claim and to apply the proceeds of any such claim to the Obligations.

                  (b)   For  the  further  security  of  Collateral  Agent  and
      without in any way diminishing the liability of the Guarantors, following the occurrence of an Event of Default, all debts and liabilities, present or future of the Company to the Guarantors and all monies received from the Company or for its account by the Guarantors in respect thereof shall be received in trust for Collateral Agent and forthwith upon receipt shall be paid over to Collateral Agent until all of the Obligations have been paid in full in cash. This assignment and postponement is independent of and severable from this Guaranty and shall remain in full effect whether or not any Guarantor is liable for any amount under this Guaranty.

                  (c) This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantors to be the final, complete and exclusive expression of the guaranty agreement between the Guarantors and Collateral Agent. No modification or amendment of any provision of this Guaranty shall be effective against any party hereto unless in writing and signed by a duly authorized officer of such party.

                  (d)   Each Guarantor  hereby  releases  the Company from all,
      and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any "claims" (as defined in Section 101(5) of the Bankruptcy Code), whether arising under any law, ordinance, rule, regulation, order, policy or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or assets or otherwise, to which the Guarantors are or would at any time be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by Collateral Agent of its rights with respect to the Collateral, including any such claims to which such Guarantors may be entitled as a result of any right of subrogation, exoneration or reimbursement.

            5. Certain Rights and Obligations.

                  (a) Each Guarantor acknowledges and agrees that Collateral Agent may, without notice, demand or any reservation of rights against such Guarantor and without affecting such Guarantor's obligations hereunder, from time to time:

                        (i) renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Obligations or any part thereof or grant other indulgences to the Company or others;

                        (ii) accept from any person or entity and hold collateral for the payment of the Obligations or any part thereof, and modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate or surrender, with or without consideration, such collateral or any part thereof;

                        (iii) accept and hold any indorsement or guaranty of payment of the Obligations or any part thereof, and discharge, release or substitute any such obligation of any such indorser or guarantor, or discharge, release or compromise any Guarantor, or any other person or entity who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof, or any other person or entity in any way obligated to pay the Obligations or any part thereof, and enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, or person or entity;

                        (iv) dispose of any and all collateral securing the Obligations in its sole discretion, as it may deem appropriate, and direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as it in its sole discretion may determine;

                        (v) determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Obligations (whether principal, interest, fees, costs, and expenses, or otherwise), including, without limitation, the application of payments received from any source to the payment of indebtedness other than the Obligations even though Collateral Agent might lawfully have elected to apply such payments to the Obligations to amounts which are not covered by this Guaranty; and

                        (vi) take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as it, in its sole discretion, may deem appropriate;

and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of such Guarantor as a guarantor or surety in whole or in part, and in no case shall Collateral Agent be responsible, nor shall any Guarantor be released either in whole or in part for any act or omission in connection with the sale of any security at less than its face or fair market value by Collateral Agent.

                  (b) Following the occurrence of an Event of Default, and upon demand by Collateral Agent, each Guarantor, jointly and severally, hereby agrees to pay the Obligations to the extent hereinafter provided:

                        (i)   without   deduction  by  reason  of  any  setoff,
     defense (other than payment) or counterclaim of the Company or any other Guarantor;

                        (ii) without requiring presentment, protest or notice of nonpayment or notice of default to any Guarantor, to the Company or to any other person or entity;

                        (iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Company or any other Guarantor;

                        (iv) without requiring Collateral Agent to resort first to the Company (this being a guaranty of payment and not of collection), to any other Guarantor, or to any other guaranty or any collateral which Collateral Agent may hold;

                        (v) without requiring notice of acceptance hereof or assent hereto by Collateral Agent; and

                        (vi)  without  requiring   notice   that   any  of  the
     Obligations has been incurred, extended or continued or of the reliance by Collateral Agent upon this Guaranty;

all of which each Guarantor hereby waives.

                  (c) Each Guarantor's obligation hereunder shall not be affected by any of the following, all of which such Guarantor hereby waives:

                        (i) any failure to perfect or continue the perfection of any security interest in or other lien on any collateral securing payment of any of the Obligations or any Guarantor's obligation hereunder;

                        (ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any document or any such security interest or other lien or guaranty of the Obligations;

                        (iii) any failure to protect, preserve or insure any such collateral;

                        (iv) failure of a Guarantor to receive notice of any intended disposition of such collateral;

                        (v) any defense arising by reason of the cessation from any cause whatsoever of liability of the Company including, without limitation, any failure, negligence or omission by Collateral Agent in enforcing its claims against the Company;

                        (vi) any release, settlement or compromise of any obligation of the Company, any other Guarantor or any other guarantor of the Obligations;

                        (vii) the invalidity or unenforceability of any of the Obligations;

                        (viii)any change of ownership of the Company, any other Guarantor or any other guarantor of the Obligations or the insolvency, bankruptcy or any other change in the legal status of the Company, any other Guarantor or any other guarantor of the Obligations;

                        (ix) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations;

                        (x) the existence of any claim, setoff or other rights which the Guarantor, Company, any other Guarantor or guarantor of the Obligations or any other person or entity may have at any time against Collateral Agent or the Company in connection herewith or any unrelated transaction;

                        (xi) Collateral Agent's election, in any case instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code;

                        (xii) any use of cash collateral, or grant of a security interest by the Company, as debtor in possession, under sections 363 or 364 of the Bankruptcy Code;

                        (xiii)the disallowance of all or any portion of any of Collateral Agent's claims for repayment of the Obligations under sections 502 or 506 of the Bankruptcy Code; or

                        (xiv) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of a Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiii) of this subsection 5(c).

            6. Representations and Warranties.

            Each Guarantor further represents and warrants to Collateral Agent that: (a) such Guarantor is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged; (b) such Guarantor has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize the guarantee hereunder on the terms and conditions of this Guaranty and to authorize the execution, delivery and performance of this Guaranty; (c) this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally, or the availability of equitable remedies, all of which are subject to the discretion of the court before which an action may be brought; and (d) none of the execution, delivery and performance by each Guarantor of this Guaranty require any action by or in respect of, or filing with, any governmental body, agency or official, nor violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the organizational documents of any Guarantor, of any agreement, judgment, injunction, order, decree or other instrument binding upon each Guarantor of this Guaranty.

            7. Negative Covenants.

            Each  Guarantor covenants with Collateral Agent that such Guarantor shall not grant any security interest in or permit any lien, claim or encumbrance upon any of its assets in favor of any person or entity other than liens and security interests in favor of Collateral Agent and liens permitted to exist under the Purchase Agreement. Each Guarantor agrees that it shall not take any action or engage in any transaction that Company is prohibited from taking or engaging in pursuant to the terms of the Purchase Agreement. In addition, each Guarantor agrees to comply with the terms of Sections 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.12, 5.13 and VIII of the Purchase Agreement to the same extent that Company is required to comply with such Sections of the Purchase Agreement. Company, by its signature hereto, hereby acknowledges and agrees that any breach by a Guarantor of any term or provision of this Guaranty or the Security Agreement shall constitute an "Event of Default" under the Purchase Agreement.

            8. Termination.

            This Guaranty shall  remain  in  full force and effect until all of the Obligations shall be finally and irrevocably paid in full in cash and any and all commitments to lend under the Purchase Agreement shall have terminated. Thereafter, but subject to the following, Collateral Agent shall take such action and execute such documents as the Guarantors may request (and at the Guarantors' cost and expense) in order to evidence the termination of this Guaranty. Payment of all of the Obligations from time to time shall not operate as a discontinuance of this Guaranty. Each Guarantor further agrees that, to the extent that the Company makes a payment or payments to Collateral Agent on the Obligations, or Collateral Agent receives any proceeds of collateral securing the Obligations or any other payments with respect to the Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Company, its estate, trustee, receiver, debtor in possession or any other person or entity, including, without limitation, the Guarantors, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by Collateral Agent in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Collateral Agent's rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

            9. Guaranty of Performance.

            Each Guarantor also guaranties the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by the Company to Collateral Agent under the Purchase Agreement, the Notes and the other Transaction Documents. Every provision for the benefit of Collateral Agent contained in this Guaranty shall apply to the guaranty of performance given in this paragraph.

            10.Assumption of Liens and Obligations.

            To the extent that a Guarantor has received or shall hereafter receive distributions or transfers from the Company of property or cash that are subject, at the time of such contribution, to liens and security interests in favor of Collateral Agent in accordance with the Notes, the Security Agreement entered into by Company in favor of Collateral Agent or any other Transaction Document, such Guarantor hereby expressly agrees that (i) it shall hold such assets subject to such liens and security interests, and (ii) it shall be liable for the payment of the Obligations secured thereby. Each Guarantor's obligations under this Section 10 shall be in addition to its obligations as set forth in other sections of this Guaranty and not in substitution therefor or in lieu thereof.

            11.Miscellaneous.

                  (a) The terms "Company" and "Guarantor" as used in this Guaranty shall include: (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of the Company or such Guarantor shall have been transferred and (ii) any other association, partnership, limited liability company, corporation or entity into or with which the Company or such Guarantor shall have been merged, consolidated, reorganized, or absorbed.

                  (b) Without limiting any other right of Collateral Agent, whenever Collateral Agent has the right to declare any of the Obligations to be immediately due and payable (whether or not it has been so declared), Collateral Agent, at its sole election, and without notice to the undersigned may appropriate and set off against the Obligations:

                        (i) any and all indebtedness or other moneys due or to become due to any Guarantor by any Collateral Agent in any capacity; and

                        (ii) any credits or other property belonging to any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of Collateral Agent, or any affiliate of Collateral Agent, whether held for deposit or otherwise;

whether or not the Obligations or the obligation to pay such moneys owed by Collateral Agent is then due, and the Collateral Agent shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on Collateral Agent's records subsequent thereto. Collateral Agent agrees to notify such Guarantor in a reasonably practicable time of any such set-off; however, failure to so notify such Guarantor shall not affect the validity of any set-off.

                  (c) Each Guarantor's obligation hereunder is to pay the Obligations in full in cash when due according to the Notes, the Transaction Documents, this Guaranty and the other agreements, documents and instruments governing the Obligations to the extent provided herein, and shall not be affected by any stay or extension of time for payment by the Company or any other Guarantor resulting from any proceeding under the Bankruptcy Code or any similar law.

                  (d) No course of dealing between the Company or any Guarantor and Collateral Agent and no act, delay or omission by Collateral Agent in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Collateral Agent may remedy any default by the Company under any agreement with the Company or with respect to any of the Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Company. All rights and remedies of Collateral Agent hereunder are cumulative.

                  (e) This Guaranty shall inure to the benefit of Collateral Agent and each such entity's successors and assigns.

                  (f) Collateral Agent may assign its rights hereunder without the consent of Guarantors, in which event such assignee shall be deemed to be Collateral Agent hereunder with respect to such assigned rights.

                  (g) Captions of the sections of this Guaranty are solely for the convenience of the parties hereto, are not intended to be nor should be construed to be an aid in the interpretation of this Guaranty and do not constitute part of the agreement of the parties set forth herein.

                  (h) If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

                  (i) Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and each Guarantor hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and each Guarantor agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (j) Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement; provided, however, that any communication shall be effective as to any Guarantor if made or sent to the Company in accordance with the foregoing.

            12.WAIVERS.

                  (a) EACH GUARANTOR WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

                  (b) UPON THE OCCURRENCE OF A DEFAULT OR EVENT OF DEFAULT, EACH GUARANTOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS GUARANTY.

                  (c) EACH GUARANTOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY LENDER. EACH GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

            13.Counterparts; Headings. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

              [rest of page intentionally left blank; signature page follows]










60632113

            IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the date first written above.

                                    SOUTHERN TEXAS OIL COMPANY, a Texas
                                    corporation

                                    By:_______________________________
                                    Name:  ____________________________
                                    Title: ____________________________


                                    STO OPERATING COMPANY, a Texas corporation

                                    By:_______________________________
                                    Name:  ____________________________
                                    Title: ____________________________


                                    STO PROPERTIES LLC,
                                    a Texas limited liability company

                                    By:_______________________________
                                    Name:  ____________________________
                                    Title: ____________________________


                                    STO DRILLING COMPANY,
                                    a Texas corporation

                                    By:_______________________________
                                    Name:  ____________________________
                                    Title: ____________________________

Acknowledged and Agreed to
For Purposes of Section 7 hereof:

SOUTH TEXAS OIL COMPANY,
a Nevada corporation

By:_______________________________
Name: ____________________________
Title:____________________________






Guaranty

60632113

                                                                      EXHIBIT A

                                FORM OF JOINDER
                        JOINDER TO SUBSIDIARY GUARANTY

      The undersigned, [__________] a [__________], hereby joins in the execution of that certain Guaranty dated as of April 1, 2008 (the "GUARANTY"), by Southern Texas Oil Company, a Texas corporation, STO Operating Company, a Texas corporation formerly known as Leexus Operating Company, STO Properties LLC, a Texas limited liability company, STO Drilling Company, a Texas corporation, and each other person or entity that becomes a Guarantor thereunder after the date and pursuant to the terms thereof, to and in favor of Longview Fund, L.P., as Collateral Agent. By executing this Joinder, the undersigned hereby agrees that it is a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor. The undersigned agrees to be bound by all of the terms and provisions of the Guaranty and represents and warrants that the representations and warranties set forth in
Section 6 of the Guaranty are, with respect to the undersigned, true and correct as of the date hereof. Each reference to a Guarantor in the Guaranty shall be deemed to include the undersigned.

      In Witness Whereof, the undersigned has executed this Joinder this ___ day of _________, 200_.

                                           ___________________________



Guaranty

60632113